Exhibit 14

Schedule of Transactions

Name	Date	Nature of Transaction	Amount of Shares	Weighted Average Price per Share
Greg and Marcy Carlin Trust	August 3, 2022	Sale	24,910	$6.201	(1)
Gregory A. Carlin	August 8, 2022	Sale	2,400	$6.25	(2)
Gregory A. Carlin	August 11, 2022	Sale	150,000	$6.14	(3)
Gregory A. Carlin	August 12, 2022	Sale	40,000	$6.34	(4)
Gregory A. Carlin	August 15, 2022	Sale	13,959	$6.29	(5)
Gregory A. Carlin	November 10, 2022	Sale	50,000	$4.29	(6)
Gregory A. Carlin	November 14, 2022	Sale	16,343	$4.12	(7)
Gregory A. Carlin	November 15, 2022	Sale	58,121	$4.17	(8)
Gregory A. Carlin	November 16, 2022	Sale	23,096	$4.00	(9)
Gregory A. Carlin	February 2, 2023	Sale	100,000	$4.63	(10)
Gregory A. Carlin	February 3, 2023	Sale	90,000	$4.60	(11)
Gregory A. Carlin	February 17, 2023	Sale	50,000	$4.31	(12)

(1)	The price reported is a weighted average price. These shares were sold in multiple transactions at prices ranging from $6.20 to $6.215, inclusive. The Reporting Person undertakes to provide to the Issuer, any securityholder of the Issuer, or the staff of the U.S. Securities and Exchange Commission, upon request, full information about the number of shares sold at each separate price within the ranges set forth in the footnotes (1) through (12) herein.

(2)	The price reported is a weighted average price. These shares were sold in multiple transactions at prices ranging from $6.25 to $6.26, inclusive. The Reporting Person undertakes to provide to the Issuer, any securityholder of the Issuer, or the staff of the U.S. Securities and Exchange Commission, upon request, full information about the number of shares sold at each separate price within the ranges set forth in the footnotes (1) through (12) herein.

(3)	The price reported is a weighted average price. These shares were sold in multiple transactions at prices ranging from $5.98 to $6.22, inclusive. The Reporting Person undertakes to provide to the Issuer, any securityholder of the Issuer, or the staff of the U.S. Securities and Exchange Commission, upon request, full information about the number of shares sold at each separate price within the ranges set forth in the footnotes (1) through (12) herein.

(4)	The price reported is a weighted average price. These shares were sold in multiple transactions at prices ranging from $6.30 to $6.45, inclusive. The Reporting Person undertakes to provide to the Issuer, any securityholder of the Issuer, or the staff of the U.S. Securities and Exchange Commission, upon request, full information about the number of shares sold at each separate price within the ranges set forth in the footnotes (1) through (12) herein.

(5)	The price reported is a weighted average price. These shares were sold in multiple transactions at prices ranging from $6.29 to $6.305, inclusive. The Reporting Person undertakes to provide to the Issuer, any securityholder of the Issuer, or the staff of the U.S. Securities and Exchange Commission, upon request, full information about the number of shares sold at each separate price within the ranges set forth in the footnotes (1) through (12) herein.

(6)	The price reported is a weighted average price. These shares were sold in multiple transactions at prices ranging from $4.25 to $4.36, inclusive. The Reporting Person undertakes to provide to the Issuer, any securityholder of the Issuer, or the staff of the U.S. Securities and Exchange Commission, upon request, full information about the number of shares sold at each separate price within the ranges set forth in the footnotes (1) through (12) herein.

(7)	The price reported is a weighted average price. These shares were sold in multiple transactions at prices ranging from $4.10 to $4.16, inclusive. The Reporting Person undertakes to provide to the Issuer, any securityholder of the Issuer, or the staff of the U.S. Securities and Exchange Commission, upon request, full information about the number of shares sold at each separate price within the ranges set forth in the footnotes (1) through (12) herein.

(8)	The price reported is a weighted average price. These shares were sold in multiple transactions at prices ranging from $4.10 to $4.30, inclusive. The Reporting Person undertakes to provide to the Issuer, any securityholder of the Issuer, or the staff of the U.S. Securities and Exchange Commission, upon request, full information about the number of shares sold at each separate price within the ranges set forth in the footnotes (1) through (12) herein.

(9)	The price reported is a weighted average price. These shares were sold in multiple transactions at prices ranging from $3.95 to $4.08, inclusive. The Reporting Person undertakes to provide to the Issuer, any securityholder of the Issuer, or the staff of the U.S. Securities and Exchange Commission, upon request, full information about the number of shares sold at each separate price within the ranges set forth in the footnotes (1) through (12) herein.

(10)	The price reported is a weighted average price. These shares were sold in multiple transactions at prices ranging from $4.60 to $4.765, inclusive. The Reporting Person undertakes to provide to the Issuer, any securityholder of the Issuer, or the staff of the U.S. Securities and Exchange Commission, upon request, full information about the number of shares sold at each separate price within the ranges set forth in the footnotes (1) through (12) herein.

(11)	The price reported is a weighted average price. These shares were sold in multiple transactions at prices ranging from $4.54 to $4.70, inclusive. The Reporting Person undertakes to provide to the Issuer, any securityholder of the Issuer, or the staff of the U.S. Securities and Exchange Commission, upon request, full information about the number of shares sold at each separate price within the ranges set forth in the footnotes (1) through (12) herein.

(12)	The price reported is a weighted average price. These shares were sold in multiple transactions at prices ranging from $4.23 to $4.375, inclusive. The Reporting Person undertakes to provide to the Issuer, any securityholder of the Issuer, or the staff of the U.S. Securities and Exchange Commission, upon request, full information about the number of shares sold at each separate price within the ranges set forth in the footnotes (1) through (12) herein.